SUB-ITEM 77Q1:
Exhibits



AMENDMENT
#11

TO THE BY-
LAWS
OF
CASH TRUST
SERIES II

Effective June 1,
2013


	Insert the
following into
ARTICLE VIII,
AGREEMENTS,
CHECKS,
DRAFTS,
ENDORSEMENT
S, ETC. and
renumber the
remaining sections
accordingly:
	Section 2.
Delegation of
Authority Relating
to Dividends.  The
Trustees or the
Executive
Committee may
delegate to any
Officer or Agent of
the Trust the ability
to authorize the
payment of
dividends and the
ability to fix the
amount and other
terms of a dividend
regardless of
whether or not
such dividend has
previously been
authorized by the
Trustees.

	The title of
Article VIII is
deleted and
replaced as
follows:
?AGREEMENTS,
CERTAIN
DELEGATION,
CHECKS,
DRAFTS,
ENDORSEMENT
S, ETC.?